  2019 Director Election Report

November 8, 2019

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that Mr. John R. Buran, Mr. Thomas L. Hoy, Dr. DeForest B. Soaries, Jr., and Ms. Angela Weyne have all been re-elected to serve on the Board of Directors (“Board”) of the FHLBNY commencing on January 1, 2020. Details follow below.

1. Mr. Buran, President and CEO, Flushing Bank, Uniondale, NY, and Mr. Hoy, Chairman, Glens Falls National Bank and Trust Company, Glens Falls, NY, were both re-elected by the FHLBNY’s eligible New York members on November 5, 2018 to serve on the FHLBNY’s Board as Member Directors representing New York for four year terms of office each commencing on January 1, 2020. Mr. Buran and Mr. Hoy both currently serve on the FHLBNY’s Board; their terms expire on December 31, 2019.

A total of 217 FHLBNY members in New York were eligible to vote in this election. Of this number, 84 members voted, representing 38.71% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New York Member Directorships was 10,609,084. Mr. Buran received 3,976,457 votes and Mr. Hoy received 3,368,728 votes.

In addition to Messrs. Buran and Hoy, Mr. John M. Tolomer, President and CEO of The Westchester Bank, White Plains, NY, was on the ballot; he received 1,441,874 votes.

2. Eligible members throughout the FHLBNY’s membership district (New York, New Jersey, Puerto Rico and the U.S. Virgin Islands) on November 5, 2019 re-elected both Dr. Soaries, Senior Pastor, First Baptist Church of Lincoln Gardens, Somerset, NJ, and Ms. Weyne, the former Commissioner of Insurance of Puerto Rico, San Juan, PR, to serve as, respectively, a Public Interest Independent Director and an Independent Director on the FHLBNY’s Board for four year terms of office that each commence on January 1, 2020. Dr. Soaries and Ms. Weyne both currently serve on the FHLBNY’s Board; their terms expire on December 31, 2019.

A total of 328 FHLBNY members were eligible to vote in this election. Of this number, 100 members voted, representing 30.49% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 14,052,453. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

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Dr. Soaries received 5,474,622 votes, representing 38.96% of the total number of eligible votes.

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Ms. Weyne received 5,088,235 votes, representing 36.21% of the total number of eligible votes.

Biographical information provided by each of the four Directors elected in 2019 to serve on the Board commencing on January 1, 2020 is included below for your information.

Thank you for participating in this year’s director election process, which was our first electronic election. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/
José R. González
President and Chief Executive Officer

BIOGRAPHICAL INFORMATION REGARDING
FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2020

Mr. John R. Buran is the current Chairman of the Board of the FHLBNY and Chair of the FHLBNY Board’s Executive Committee. Mr. Buran is Director, President and Chief Executive Officer of Flushing Financial Corporation, the holding company for FHLBNY member Flushing Bank (formerly Flushing Savings Bank). He joined the holding company and the bank in 2001 as Chief Operating Officer and he became a Director of these entities in 2003. In 2005, he was named President and Chief Executive Officer of both entities. Mr. Buran’s career in the banking industry began with Citibank in 1977. There, he held a variety of management positions including Business Manager of its retail distribution in Westchester, Long Island and Manhattan and Vice President in charge of its Investment Sales Division. Mr. Buran left Citibank to become Senior Vice President, Division Head for Retail Services of NatWest Bank and later Executive Vice President of Fleet Bank’s (now Bank of America) retail branch system in New York City, Long Island, Westchester and Southern Connecticut. He also spent time as a consultant and Assistant to the President of Carver Bank. Mr. Buran is past Chairman and current Board member of the New York Bankers Association. From 2011 to 2017 he served on the Community Depository Institutions Advisory Council of The Federal Reserve Bank of New York. Since 2012 he has been a member of the Nassau County Interim Finance Authority. Mr. Buran has devoted his time to a variety of charitable and not-for-profit organizations. He has been a Board member of the Long Island Association, both the Nassau and Suffolk County Boy Scouts, EAC, Long Island University, the Long Island Philharmonic and Channel 21. He was the fundraising Chairman for the Suffolk County Vietnam Veteran’s War Memorial in Farmingville, New York and has been recipient of the Boy Scouts’ Chief Scout Citizen Award. His work in the community has been recognized by Family and Children’s Association, and Gurwin Jewish Geriatric Center. He was also a recipient of the Long Island Association’s SBA Small Business Advocate Award. Mr. Buran was honored twice with St. Joseph’s College’s Distinguished Service Award. Mr. Buran also serves on the Advisory Board and is a former Board President of Neighborhood Housing Services of New York City. He is a Board member of The Korean American Youth Foundation. Mr. Buran also serves on the Board of the Long Island Conservatory. He was recently presented with an honorary Doctorate of Humane Letters from St. Francis College of Brooklyn and was the recipient of the Catholic Charities Gold Medal Award in 2019. He holds a B.S. in Management and an M.B.A., both from New York University.

Mr. Thomas L. Hoy is a current Director of the FHLBNY, is Chair of the FHLBNY Board’s Strategic Planning Committee, and also serves on the FHLBNY Board’s Executive and Audit Committees. Mr. Hoy serves as Chairman of FHLBNY member Glens Falls National Bank and Trust Company; he also served as CEO of the company through December 31, 2012. He is also Chairman of Arrow Financial Corporation, the holding company for Glens Falls National Bank and Trust Company and FHLBNY member Saratoga National Bank and Trust Company; he served as President of the company through June 30, 2012 and CEO of the company through December 31, 2012. He also became a director of North Country Mutual Funds in 2015. Mr. Hoy joined Glens Falls National Bank in 1974 as a Management Trainee and became President of the Bank on January 1, 1995. He became President of Arrow in 1996 and CEO in 1997. Mr. Hoy is a graduate of Cornell University and has been active in various banking organizations, including serving as past President of the Independent Bankers Association of New York, past Chairman of the New York Bankers Association, and past member of the American Bankers Association Board of Directors. Mr. Hoy served four years on active duty in the Navy as a Surface Warfare Officer on various destroyers, and retired after twenty years as a Commander in the U.S. Naval Reserve. He has been extremely active in his community, serving on numerous Boards and leading several community fundraising efforts. He has been recognized for his community service with the J. Walter Juckett Award from the Adirondack Regional Chambers of Commerce, the Twin Rivers Council’s Good Scout Award, the C.R. Wood Theater’s Charles R. Wood Award, the Warren County Bar Association Liberty Bell Award, and the Henry Crandall Award from the Crandall Public Library.

Dr. DeForest B. Soaries, Jr. is a current Director of the FHLBNY, and is Chair of the FHLBNY Board’s Compensation & Human Resources Committee, Vice Chair of the FHLBNY Board’s Housing Committee, and a member of the FHLBNY Board’s Technology Committee. Dr. Soaries has served as the Senior Pastor of First Baptist Church of Lincoln Gardens (“FBCLG”) in Somerset, New Jersey since November 1990. His pastoral ministry focuses on spiritual growth, educational excellence, economic empowerment, and faith-based community development. As a pioneer of faith-based community development, Dr. Soaries’ impact on FBCLG and the community has been tremendous. In 1992, he founded the Central Jersey Community Development Corporation (“CJCDC”), a 501(c)(3) non-profit organization that specializes in helping vulnerable neighborhoods. In 1996, the CJCDC launched Harvest of Hope Family Services Network, Inc. This organization seeks to develop permanent solutions for foster children and parents. From 1999 to 2002, Dr. Soaries served as New Jersey’s Secretary of State, making him the first African-American male to do so. He also served as the former chairman of the United States Election Assistance Commission, which was established by Congress to implement the “Help America Vote Act” of 2002. In 2005, Dr. Soaries launched the dfree® Financial Freedom Movement. The dfree® strategy teaches people how to break free from debt. In 2011, Dr. Soaries wrote his first book: “dfree®: Breaking Free from Financial Slavery” (Zondervan), which highlights his top 12 keys to debt-free living. Dr. Soaries currently serves as an Independent Director at Independence Realty Trust, a position he has held since February 2011. In January 2015, he became an Independent Director of Ocwen Financial Corporation. He is chair of the Compensation Committees at both public companies. Dr. Soaries earned a Bachelor of Arts Degree from Fordham University, a Master of Divinity Degree from Princeton Theological Seminary, and a Doctor of Ministry Degree from United Theological Seminary. Dr. Soaries resides in Monmouth Junction, New Jersey with his wife, Donna, and twin sons.

Ms. Angela Weyne is a current Director of the FHLBNY, and currently serves on the FHLBNY Board’s Audit, Corporate Governance & External Affairs, Housing, and Strategic Planning Committees. Ms. Weyne was the Commissioner of lnsurance for the Commonwealth of Puerto Rico from January 2013 through December 2016, appointed by former Governor Alejandro Garcia Padilla. While Commissioner, Ms. Weyne served as Vice President of the board of the Puerto Rico State Insurance Fund Corporation and of the Puerto Rico Health Insurance Administration, and she presided over the board of the Puerto Rico Automobile Accident Compensation Administration. She was also a member of various committees of the National Association of Insurance Commissioners and also a member of the Association of Latin American Insurance Superintendents Association. Ms. Weyne’s accomplishments during her 40 years of experience in the insurance sector, which started as an actuary in the Office of the Commissioner of Insurance, have included presiding a premium finance company, a claims adjusting firm, a managing general agent of which she later became owner, and presidencies of both life and disability and property and casualty companies and the presidency of the largest bank owned insurance agency in Puerto Rico. She was also president of the first reinsurance company incorporated in Puerto Rico and served as president of two health maintenance organizations. Ms. Weyne received her bachelor’s degree in mathematics from the University of Puerto Rico, where she also taught mathematics. Among the entities where she has served as a board member are the Puerto Rico Chamber of Commerce, the Puerto Rico Association of Insurance Companies, the Universidad Central del Caribe, the Trust of the Supreme Court of Puerto Rico, the Puerto Rico Chapter of the World Presidents Organization as well as the Tourism Scholarship Foundation and the School of Architecture of the University of Puerto Rico. She has also received numerous awards and recognitions such as the Top Management Award from the Sales and Marketing Association of Puerto Rico, Outstanding Woman in Business Award from the Puerto Rico Chamber of Commerce, Outstanding Woman Award from the Girl Scouts of America, and Successful Woman of the Year Award from El Nuevo Dia Newspaper. She was also named National Judge for the Ernst & Young Entrepreneur of the Year Award program. Presently, Ms. Weyne is a consultant and serves as a member of the advisory board of Rafael J. Nido, Inc., and a member of the board of directors of Friends of El Yunque Foundation and of MMM Foundation.

FEDERAL HOME LOAN BANK OF NEW YORK ● 101 PARK AVENUE ● NEW YORK, NY 10178 ● T: 212.681.6000 ● WWW.FHLBNY.COM